SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	January 15, 2004

Hudson Highland Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

622 Third Avenue, New York, New York 10017
(Address of principal executive offices, including zip code)

212-351-7300
(Registrant’s telephone number)

Item 5.  Other Events and Required FD Disclosure.

        On December 29, 2003, Hudson Highland Group, Inc. (the “Company”) and certain of its subsidiaries and Wells Fargo Foothill, Inc., as agent and lender, entered into an amendment (the “Amendment”) to the Company’s Amended and Restated Loan and Security Agreement, dated as of June 25, 2003. The Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

        On January 15, 2004, the Company issued a press release announcing that the Company’s financial results for the fourth quarter ended December 31, 2003 will include approximately $22 million of expenses related to exiting unprofitable locations and bringing the Company’s workforce in line with business and market conditions. The press release also announced the Amendment. A copy of such press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being filed herewith:

(4.1)	Amendment Number 2 to and Consent Under Amended and Restated Loan and Security Agreement, dated as of December 29, 2003.

(99.1)	Press Release of Hudson Highland Group, Inc., dated January 15, 2004.

Item 12.  Disclosure of Results of Operations and Financial Condition.

        On January 15, 2004, the Company issued a press release announcing that the Company’s financial results for the fourth quarter ended December 31, 2003 will include approximately $22 million of expenses related to exiting unprofitable locations and bringing the Company’s workforce in line with business and market conditions. The press release also announced the Amendment. A copy of such press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.
Date: January 15, 2004	By: /s/ Latham Williams
Latham Williams
Vice President, Legal Affairs and
Administration and Corporate Secretary

HUDSON HIGHLAND GROUP, INC.
FORM 8-K
EXHIBIT INDEX

Exhibit
Number                     Description

(4.1)	Amendment Number 2 to and Consent Under Amended and Restated Loan and Security Agreement, dated as of December 29, 2003.

(99.1)	Press Release of Hudson Highland Group, Inc., dated January 15, 2004.